                                                                    EXHIBIT 99.3


                                    FORM OF

                             EQUISTAR CHEMICALS, LP
                          EQUISTAR FUNDING CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                      for
                           Tender of All Outstanding

                            ________Notes Due_______
                           in exchange for registered
                           ________  Notes Due_______


     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer relating to the ________ Notes due ________of Equistar Chemicals, LP, and Equistar Funding Corporation (the "Issuers"), and to tender outstanding __________Notes due_______ (the "Outstanding Notes") to the exchange agent under the guaranteed delivery procedures described in "The Exchange Offers--Guaranteed Delivery Procedures" of the Issuers' prospectus,
dated     ______, 1999, and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender their Outstanding Notes under the guaranteed delivery procedures must ensure that The Bank of New York, as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, before the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the prospectus or the letter of transmittal.

     This notice of guaranteed delivery pertains only to the Issuers' offer to exchange their ________ Notes due ________. The Issuers have made a separate, independent offer to exchange their ______ Notes due ______ for a like principal amount of their issued and outstanding _______ Notes due ________. Holders also holding the Issuers' _______ Notes due ________ wishing to participate in the separate, independent exchange offer relating to such notes, will need to complete and return the applicable documentation relating to such notes.

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The exchange offer will expire at 5:00 p.m., New York City time, on ______________________ ______, 1999, unless extended (the "Expiration Date").
Outstanding notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.
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                 The Exchange Agent for the Exchange Offer is:

                              The Bank of New York

By Courier:                        By Mail (registered or certified             By Hand:
                                            mail recommended):
      The Bank of New York               The Bank of New York                 101 Barclay St.
         101 Barclay St.              101 Barclay St., Floor 7E       Corporate Trust Services Window
 Corporate Trust Services Window         New York, NY  10286                   Ground Level
          Ground Level                   Attn:  Reorg. Dept.                New York, NY  10286
       New York, NY  10286                                                  Attn:  Reorg. Dept.
       Attn:  Reorg. Dept.

            By Facsimile Transmission (eligible institutions only):

                                 (212) 815-6339
                       Attn: ___________________________

                             Confirm by Telephone:

                                 (212) 815- _________

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     Delivery of this instrument to an address other than as stated above, or transmission of instructions via facsimile to a number other than those listed above, will not constitute a valid delivery. The instructions accompanying this notice of guaranteed delivery should be read carefully before the notice of guaranteed delivery is completed.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuers, in accordance with the Issuers' Exchange Offer, upon the terms and subject to the conditions described in the Issuers' prospectus dated _________, 1999 and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes listed below under the guaranteed delivery procedures described in the prospectus under the caption "The Exchange Offers--Guaranteed Delivery Procedures" and in Instruction 2 of the related letter of transmittal.

     This notice of guaranteed delivery pertains only to the Issuers' offer to exchange their ________ Notes due _______. The Issuers have made a separate, independent offer to exchange their ______ Notes due ______ for a like principal amount of their issued and outstanding _______ Notes due ________.
If you hold the Issuers' _______ Notes due _________ and wish to tender such notes to the Issuers, please complete the notice of guaranteed delivery relating to such notes and comply with the conditions described in the related letter of transmittal for such notes and the prospectus dated ________________________ ___________, 1999.

     The undersigned hereby tenders the Outstanding Notes listed below:

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                    Certificate Number(s) (if known) of
                           Outstanding Notes
                        or Account Number at The
                               Depository                     Aggregate Principal                Aggregate Principal
Title of Series              Trust Company                    Amount Represented                   Amount Tendered
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______  Notes
due _______
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                                                     PLEASE SIGN AND COMPLETE


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Name(s) of Registered Holder(s)                                         Signatures of Registered Holder(s) or Authorized
                                                                        Signatory

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Address
                                                                        Dated  ____________________________________ ____, 1999
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Area Code and Telephone Number(s)

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     This notice of guaranteed delivery must be signed by the registered holder(s) of Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):


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Capacity:

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Address(es):


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                                   GUARANTEE

                    (not to be used for signature guarantee)

     The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC as described in the prospectus under the caption "The Exchange Offers--Book-Entry Transfer" and in the related letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading days following the Expiration Date of the Exchange Offer.


Name of Firm:_____________________      ______________________________________
                                                (Authorized Signature)

Address:__________________________       Name:_______________________________
          (Include Zip Code)             Title: _____________________________
                                                   (Please Type or Print)
Area Code and Telephone Number:

                                         Date: _________________________ , 1999
__________________________________


     Do not send Outstanding Notes with this form. Actual surrender of Outstanding Notes must be made under, and be accompanied by, a properly completed and duly executed letter of transmittal and any other required documents.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related letter of transmittal.

     This notice of guaranteed delivery pertains only to the Issuers' offer to exchange their _________ Notes due ___________. The Issuers have made a separate, independent offer to exchange their _______ Notes due _______ for a like principal amount of their issued and outstanding ________ Notes due _________. If you hold the Issuers' _________ Notes due _________ and wish to tender such notes to the Issuers, please complete the notice of guaranteed delivery relating to such notes and comply with the conditions described in the related letter of transmittal for such notes and the prospectus dated _________, 1999.

     2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on DTC's security position listing.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.